SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.  )

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ARI Network Services, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ARI NETWORK SERVICES, INC.
10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 20, 2011

To the Shareholders of ARI Network Services, Inc.:

The 2011 Annual Meeting of Shareholders of ARI Network Services, Inc. (the “Company”) will be held at the Company’s headquarters located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin, on Tuesday, December 20, 2011, at 9:00 a.m., local time, for the following purposes:

1.	To elect three directors nominated by the Company’s Board of Directors to serve until 2014 and until their successors are elected and qualified;

2.	To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2012; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on October 19, 2011 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held.  Shareholders are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the internet, whether or not they expect to attend the annual meeting in person.  Instructions for telephonic and electronic voting are contained in the accompanying proxy.  If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof.  In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing (including executing a later dated proxy or voting via the Internet) or by telephone of such revocation.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this proxy statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote telephonically, electronically using the Internet, or what is required to vote your shares in person at the annual meeting.

By order of the Board of Director

Darin R. Janecek, Secretary
November 2, 2011

ARI NETWORK SERVICES, INC.
10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224
(414) 973-4300

PROXY STATEMENT

The Board of Directors of ARI Network Services, Inc. (the “Company”) submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  Each shareholder of record at the close of business on October 19, 2011 will be entitled to one vote for each share of Common Stock registered in such shareholder’s name.  As of October 19, 2011, the Company had outstanding 7,987,944 shares of common stock, par value $0.001 (the “Common Stock”).  The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting.  This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company’s shareholders commencing on or about November 9, 2011.

Any shareholder executing and delivering the enclosed proxy may revoke the same at any time before it is voted by advising the Secretary of the Company in writing of such revocation (including executing a later-dated proxy) or by voting via the Internet or by telephone.

Unless otherwise directed, all proxies will be voted as follows:

●	FOR the election of the three individuals nominated by the Company’s Board of Directors to serve as directors; and
●	FOR the ratification of the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2012.

Under the Company’s Amended and Restated By-Laws, directors are elected by a plurality of votes cast at the meeting (assuming a quorum is present).  In other words, the nominees receiving the largest number of votes will be elected.  Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that a failure to vote for an individual results in another individual receiving a larger number of votes.  Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.  The other proposal will be approved if the affirmative votes exceed the votes cast against.  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the meeting but are not affirmative votes or votes against and, therefore, will have no effect on the outcome of the voting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON DECEMBER 20, 2011

The Company’s Annual Report to Shareholders, including this proxy statement, is available at www.proxyvote.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 19, 2011 (unless otherwise indicated).  The address for each of the persons listed below is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, unless otherwise specified.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent

Briggs & Stratton Corporation (2)
12301 West Wirth Street
Milwaukee, WI 53201	840,000	9.52%

Peter H. Kamin (3)
One Avery Street, 17B
Boston, MA 02111	671,650	7.61%

Douglas M. Singer (4)
9833 East Dreyfus Avenue
Scottsdale, AZ 85260	600,000	6.80%

Michael Sifen (5)
500 Central Drive, Suite 106
Virginia Beach, VA 23454	498,461	5.65%

Roy W. Olivier (6)	982,799	11.14%

Brian E. Dearing (7)	383,792	4.35%

Gordon J. Bridge	213,653	2.42%

Ted C. Feierstein	93,933	1.06%

William C. Mortimore	81,375	*

Darin R. Janecek	34,785	*

P. Lee Poseidon	32,710	*

Michael T. Tenpas (8)	31,237	*

Jon Lintvet	15,849	*

All current executive officers and directors as a group (8 persons)		20.84%

___________________________________________________________________

* less than 1%

(1)
Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Includes options exercisable within 60 days of October 19, 2011 as follows:  Mr. Olivier (350,000 shares), Mr. Janecek (28,750 shares), Mr. Dearing (111,833 shares), Mr. Tenpas (0 shares), Mr. Bridge (131,785 shares), Mr. Feierstein (93,933 shares), Mr. Mortimore (81,375 shares), Mr. Poseidon (25,000 shares), and all executive officers and directors as a group (822,676 shares).

(2)	Stock ownership information is provided as of March 16, 2000 based upon Schedule 13D amendment filed April 3, 2000.

(3)
Stock ownership information is provided as of December 31, 2011 based upon Schedule 13G amendment filed February 10, 2011.  Mr. Kamin’s total includes 151,900 shares held by the Peter H. Kamin Children’s Trust, 125,840 shares held by the Peter H. Kamin Profit Sharing Plan, 30,700 shares held by the Peter H. Kamin Family Foundation and 35,970 shares held by 3K Limited Partnership.

(4)	Stock ownership information is provided as of March 23, 2010 based upon Schedule 13D amendment filed March 29, 2010.

(5)
Stock ownership information is based on stock certificates transferred by the Company’s stock transfer agent on October 17, 2011 related to shares acquired by Channel Blade Technologies Corporation (“Channel Blade”) on April 27, 2009 in connection with the Company’s acquisition of substantially all of the assets of Channel Blade.

(6)	Stock ownership information is provided as of March 23, 2010 based upon Schedule 13D amendment filed March 29, 2010.

(7)
Mr. Olivier’s total includes 606,162 shares held in the Company’s 401(k) plan, of which Mr. Olivier is a trustee with voting power.  Mr. Olivier disclaims any beneficial ownership in these shares in excess of his pecuniary interest (13,246 shares).

(8)	Mr. Dearing’s total includes 73,860 shares which are held in family trust.

(9)	Mr. Tenpas, formerly the Company’s Vice President of Global Sales and Marketing, resigned his position effective June 17, 2011.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Company’s directors are divided into three classes, with staggered terms of three years each.  At the annual meeting, shareholders will vote on the election of three directors nominated by the Company’s Board of Directors to serve until 2014 and until their successors are elected and qualified.

Nominees for Election to Serve Until
the Annual Meeting in 2014

Brian E. Dearing, age 56; Mr. Dearing is the Chairman of the Board of the Company.  He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997.  He served as President and CEO from 1995 to 2008, and as Chief Corporate Development and Strategy Officer from 2008 until May 2011.  He has also served as Chief Financial Officer, Treasurer, and Secretary for several interim periods, including most of fiscal year 2008, part of fiscal 2009 and all of fiscal 2010.  He currently operates a consulting practice providing outsourced corporate development services to middle market companies.  Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe.  Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986.  Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a B.A. in Political Science from Union College.

The Board of Directors believes that Mr. Dearing’s experience with ARI in various leadership positions, including his service as Chairman of the Board, his experience as the Company’s former Chief Executive Officer, and his long tenure with the Company, gives him unique insights into the Company’s challenges, opportunities and operations.  This experience, along with his extensive business background and financial expertise, make him a valuable member of the Board of Directors.

Roy W. Olivier, age 52; Mr. Olivier joined the Company in September 2006 as Vice President of Global Sales and Marketing and was appointed as President and CEO in May 2008. He has been a director since 2008.  Before joining ARI, Mr. Olivier was a consultant to start-up, small and medium-sized businesses. Prior to that, he was Vice President of Sales and Marketing for ProQuest Media Solutions, a business he founded in 1993 and sold to ProQuest in 2000. Before that, Mr. Olivier held various sales and marketing executive and managerial positions with several other companies in the telecommunications and computer industries, including Multicom Publishing Inc., BusinessLand and PacTel.

The Board of Directors believes that Mr. Olivier’s experience with the Company as its President, Chief Executive Officer, and director, as well as his prior experience as the Company’s Vice President of Global Sales and Marketing, as well as his other business and industry background, has given him substantial and valuable knowledge of all aspects of the Company’s business.

P. Lee Poseidon, age 56; of Ohio was appointed to the Board of Directors in June of 2008 and has been a member of the Audit Committee since 2009.  Mr. Poseidon’s business experience includes Chief Operating Officer at Quorum Information Technologies and at the National Automobile Dealers Association.  From 2001 to 2003, he served as Senior Vice President and General Manager of ProQuest’s Global Automotive business unit.  Prior to joining ProQuest, Mr. Poseidon spent 15 years in a series of executive positions in marketing, business development, product management and strategic planning at The Reynolds and Reynolds Company.  His early career included financial analysis and management positions at NCR Corporation.  Mr. Poseidon earned his MBA from Xavier University and his B.A. from Ohio Wesleyan University.

The Board of Directors believes that it benefits from Mr. Poseidon’s extensive management, business and industry experience which he has obtained through his positions with a number of technology, publishing, manufacturing, distribution, and professional services businesses.  In addition, Mr. Poseidon’s experience as a director of the Company, and as a member of the Audit Committee and Compensation Committee, has provided him with a deep understanding of the business of the Company and makes him a valuable member of the Board of Directors.

Directors Whose Term Expires at
the Annual Meeting in 2012

Gordon J. Bridge, age 69; Mr. Bridge, a director since December 1995, is a retired Information Industry senior executive.  From January 2004 to September 2006, Mr. Bridge was president, and from May 2005 to September 2006 was Chief Executive Officer of CM IT Solutions, a nationwide franchise system providing information technology consulting and support services to small and medium sized businesses.  From December 1999 to August 2001, Mr. Bridge was Chairman of the Board and Chief Executive Officer of SurferNETWORK.  From November 1995 to January 2000, Mr. Bridge was Chairman of the Board and from April 1997 to March 1998 was also Chief Executive Officer of ConnectInc.com, an enterprise software company.  Mr. Bridge held various senior executive management positions with AT&T from 1988 to 1995, including president of three business units:  Consumer Interactive Services, EasyLink Services and Computer Systems.  Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for nearly 23 years, holding the positions of Vice President of Sales and Vice President of Marketing for the U.S. National Accounts Division in the mid 1980s.  Mr. Bridge holds a B.S. in Mathematics from Bradley University.

The Board of Directors believes that it benefits from Mr. Bridge’s years of executive management experience as a senior executive at several large and small companies and in his current role as an independent consultant.  Mr. Bridge’s strong leadership experience, his extensive knowledge in the field of information technology and his long tenure as a director also provide valuable experience and insight to the Board of Directors.

Ted C. Feierstein, age 54; Mr. Feierstein, a director since January 2000, is a founding partner in PrimeMetrix, a financial advisory and consulting company for lean technology companies.  Prior to that he was a senior technology banker at First Analysis Securities Corporation, and a partner in Ascent Partners, a merchant bank specializing in investments, mergers and acquisitions, and strategic assistance for Internet, software and information technology-focused professional service companies.  Mr. Feierstein is also a founding partner of Prism Capital, a private equity fund.  Prior to co-founding Ascent, Mr. Feierstein was a senior vice-president with the Corum Group, a firm specializing in merger and acquisition advisory services to the software industry, and was a venture capitalist with Wind Point Partners, a private equity fund.  Mr. Feierstein received an MBA from the Harvard Business School in 1989 and a BBA from the University of Wisconsin-Madison in 1979.

The Board of Directors believes that it benefits from Mr. Feierstein’s significant expertise in the areas of finance, investment banking, mergers and acquisitions, venture capital and private equity services.  In addition, Mr. Feierstein’s extensive experience as a director of the Company, as well as his experience as a member of the Compensation Committee, have provided him with a deep understanding of the business of the Company and make him a valuable member of the Board of Directors.

Director Whose Term Expires at
the Annual Meeting in 2013

William C. Mortimore, age 66; Mr. Mortimore, a director since 2004, has been on the Audit Committee since 2004 and has been the Audit Committee Chair since 2007.  Mr. Mortimore was the founder of Merge Technologies Incorporated (“MTI”), President and Chief Executive Officer from November 1987 through August 2000, Chief Strategist from September 2000 until July 2006, Chairman of the Board from September 2000 until May 2006, Interim Chief Executive Officer from May 2006 until July 2006, and a member of the Board of Directors since its inception in November 1987 until July 2006.  MTI is a global healthcare software and services company that trades on the Nasdaq National Market under the symbol MRGE.  Mr. Mortimore has served as co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore is an original member of the American College of Radiology/National Association of Electrical Manufacturers committee responsible for establishing and maintaining the DICOM medical imaging standard. Mr. Mortimore has also served as a member of the Board of Directors of MRI Devices, Inc., a privately held diagnostic imaging manufacturer, from November 2002 until its sale to Intermagnetics General Corporation in mid 2004.  Mr. Mortimore received a B.S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued doctoral studies in Electrical Engineering at the University of Minnesota.

The Board of Directors believes that it benefits from Mr. Mortimore’s substantial technical and management experience, which he has obtained through his positions with various healthcare and information technology companies, as well as public company leadership and shareholder value growth experience.  In addition, Mr. Mortimore’s experience as a director of the Company, Chairman of the Audit Committee and the “audit committee financial expert,” has provided him with an in-depth understanding of the business of the Company and the markets in which it competes.

CORPORATE GOVERNANCE

The Board of Directors held 17 meetings in fiscal 2011.  Each director attended 75 percent or more of the combined number of meetings of the Board and of the committees on which such director served.  While the Company has not adopted a formal policy requiring Board members to attend the annual meeting, all directors are encouraged to attend.  All of the Company’s directors who were members of the Board of Directors on the date of the 2010 annual meeting of shareholders attended the meeting.

The positions of Chairman of the Board and Chief Executive Officer of the Company are currently separate, with Mr. Dearing serving as Chairman of the Board and Mr. Olivier serving as President and Chief Executive Officer.  The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and history with the Company that each of these individuals possesses.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors.  Nevertheless, efforts are made to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis.  The Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors.  However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to ARI Network Services, Inc., Attention:  Chairman, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.  The Chairman will review such communications and, if appropriate, forward such communications to other Board members.

The Company’s Board of Directors has established an Audit Committee that currently is composed of Mr. Mortimore (chairman), Mr. Bridge and Mr. Poseidon.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A.  Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2011 is set forth in the “Report of the Audit Committee” included in this proxy statement.  The members of the Audit Committee are independent under the NASDAQ listing standards regarding the independence of directors, including Audit Committee members.  The Board of Directors has determined that Mr. Mortimore is an “audit committee financial expert” and is “independent” as those terms are defined under the Securities and Exchange Commission (“SEC”) regulations and the NASDAQ listing standards.

The Company’s Board of Directors has established a Compensation Committee that currently is composed of Mr. Poseidon, Mr. Bridge and Mr. Feierstein, each of whom is “independent” as such term is defined under the NASDAQ listing standards.  The duties of the Compensation Committee are to approve all executive compensation, to administer the Company’s 1991 Incentive Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 1993 Director Stock Option Plan, the 2000 Stock Option Plan, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, and to recommend director compensation for approval by the entire Board.  The Compensation Committee does not have a written charter, and does not engage the services of a compensation consultant in determining or recommending the amount or form of executive or director compensation.  However, the Compensation Committee does rely on several third party services for compensation information.

The Company’s chief executive officer makes recommendations to the Compensation Committee regarding the numbers of options to be granted to the Company’s executive officers and other employees based in part on input he receives from the Company’s human resources personnel.  The chief executive officer also makes recommendations to the Compensation Committee with respect to other executive compensation, though he recuses himself from portions of Compensation Committee meetings during which his own compensation is discussed.  The Company’s chief financial officer has historically made recommendations to the Compensation Committee regarding director compensation.  The Compensation Committee met 5 times during fiscal 2011.

The Company’s Board of Directors has also established a Nominating and Corporate Governance Committee (the “Nominating Committee”) that is currently composed of Mr. Mortimore (Chairman), Mr. Bridge and Mr. Olivier.  Mr. Mortimore and Mr. Bridge are “independent” as such term is defined under the NASDAQ listing standards.  Mr. Olivier is not independent under the NASDAQ listing standards because of his employment relationship with the Company.  The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is attached as Appendix B.  The duties of the Nominating Committee include, among others:  developing guidelines for selecting candidates for election to the Board of Directors, and periodically reviewing such guidelines; recommending to the Board of Directors the nominees to stand for election to or to fill vacancies on the Board of Directors; identifying new candidates for Board membership; coordinating self-evaluations of the Board of Directors and its committees; developing corporate governance guidelines; and developing director and officer succession plans.  The Nominating Committee, which was established by the Board of Directors effective June 2, 2011, did not meet  during fiscal 2011.

The Nominating Committee and the Board of Directors will consider candidates for director that are nominated by shareholders in accordance with the procedures set forth in the Company’s by-laws.  Under the by-laws, nominations, other than those made by the Board of Directors, must be made pursuant to timely notice in proper form to the secretary of the Company.  To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the Company at the principal office not later than 90 days and not earlier than 150 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year.  To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The Nominating Committee and the Board of Directors will also consider proposed nominees whose names are submitted to it by shareholders.  However, it does not have a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical lack of shareholder director nominations.  The Nominating Committee and the Board of Directors intend to review periodically whether a formal policy should be adopted.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders.  Under the guidelines set forth in its charter, the Nominating Committee and other directors recognize that the contribution of the Board of Directors depends not only on the character and capacities of the directors taken individually but also on their collective strengths.  It is the Nominating Committee’s policy that the Board should be composed of directors who bring a variety of experience and backgrounds; who will form a central core of business executives with substantial senior management experience and financial expertise; who represent the balanced interests of the shareholders as a whole and the interests of the Company’s stakeholders; a majority of whom are independent under the NASDAQ listing standards; who reflect a diversity of experience, gender, race and age; and whose experience and backgrounds are relevant to the Company’s business operations and strategy.  The Board of Directors does not evaluate proposed nominees differently based on who made the proposal.

Code of Ethics

The Company has adopted a code of ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.  The code of ethics is designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest, compliance with applicable laws, and full, accurate, timely and understandable disclosure in reports we send to our shareholders or file with the SEC.  Violations of the code of ethics are to be reported to the Audit Committee.  A copy of the code of ethics may be obtained, without charge, by sending a request to ARI Network Services, Inc., Attention: Chief Financial Officer, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.

Board Oversight of Risk

The Audit Committee is responsible for assisting the Board of Directors with its oversight of the performance of the Company’s risk management functions including periodically reviewing and discussing with management the Company’s major financial risk exposures and the steps that management has taken to assess, monitor and control such exposures and periodically reporting to the Board of Directors on its activities in this oversight role.

EXECUTIVE COMPENSATION

The following table sets forth compensation for the Company’s fiscal year ended July 31, 2011 for Mr. Olivier, the Company’s Chief Executive Officer, Darin R. Janecek, the Company’s next most highly compensated executive officer at the end of fiscal 2011, and Michael T. Tenpas, who would have been the Company’s second most highly compensated executive officer at the end of fiscal 2011 but for the fact that he was not serving as an executive officer of the Company on that date.  We refer to these individuals collectively as the Company’s “named executive officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Option Awards (1)	Non-Equity Incentive Plan Compen- sation (2)	All Other Compen- sation (3)		Total

Roy W. Olivier	2011	$250,000		$-	$137,996	$2,750		$390,746
President and Chief Executive	2010	$200,000		$-	$98,001	$80,203	(4)	$378,204
Officer

Darin R. Janecek	2011	$196,561		$28,600	$84,650	$2,343		$312,154
Chief Financial Officer,
Treasurer and Secretary

Michael T. Tenpas (5)	2011	$191,797	(6)	$-	$45,833	$4,846	(7)	$242,475
Vice President of Global Sales	2010	$232,640	(6)	$14,454	$30,848	$2,849		$280,791
and Marketing

(1)
The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions.  The assumptions used to determine these values with respect to fiscal 2011 and fiscal 2010 are described in Note 10 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011.

(2)
Amounts shown for fiscal 2011 represent annual incentive payments, long-term incentive payments in cash and long-term incentive payments in common stock, respectively, earned during fiscal 2011, as follows:  Mr. Olivier—$131,114, $3,441 and $3,441; Mr. Janecek—$70,250, $0 and $0; and Mr. Tenpas—$45,833, $0 and $0.

(3)	Except as described below with respect to Mr. Olivier and Mr. Tenpas, amounts represent a Company match under the Company’s 401(k) plan.

(4)
As part of the relocation package offered to Mr. Olivier when he first began employment with the Company, the Company agreed to pay a housing stipend to Mr. Olivier of $1,000 per month.  For fiscal 2010, the Company paid Mr. Olivier $77,821 as reimbursement for the loss on the sale of his former home under this agreement.

(5)	Mr. Tenpas resigned his position effective June 17, 2011.

(6)	Amounts include sales commissions paid during fiscal 2010 and fiscal 2011 of $67,640 and $32,566, respectively.

(7)	Amount includes accrued vacation paid during fiscal 2011 of $4,846.

Stock Option Grants.  All of the Company’s employee stock option grants qualify as incentive stock options up to the $100,000 per year limitation and, with limited exceptions, vest 25% per year on July 31, provided the participant is an employee of the Company at such date.  Options are exercisable up to ten years after the date of grant, one year from the date of a termination of employment upon death or disability of the participant, 90 days from the date of termination for any reason other than “cause” or immediately upon termination for “cause.”

Annual Incentive Compensation.  The annual component of the Company’s Management Incentive Bonus Plan (”MIBP”) provides for annual cash incentives for the participants, which, in fiscal 2011, included Mr. Olivier, Mr. Janecek and Mr. Tenpas, among others.  The amount of the annual incentive opportunity was based on three to five management bonus objectives (“MBOs”) for each of the four fiscal quarters agreed upon by the executive officer and the chief executive officer (or Compensation Committee for the CEO) at the beginning of fiscal 2011.  Each employee’s objectives are designed to align with the Company’s core values.

Under the MIBP for fiscal 2011, participants were eligible for a payout of up to 100% of the quarterly incentives based on achievement of performance toward each of the established objectives. At the end of the fiscal year, participants employed by the Company became eligible for an additional payment (subject to a maximum of 150% and a floor of 25%) based on the Company's overall performance against its financial targets.  The combined results for the fiscal year ended July 31, 2011 under the annual incentive arrangements described above resulted in payouts ranging from 90% to 108% of the participants’ target incentive amounts for the fiscal year ended July 31, 2011, as follows:  Mr. Olivier—107%; Mr. Janecek—108%; and Mr. Tenpas—90%.

In addition to being a participant in the Management Incentive Bonus Plan arrangement described above, in his capacity as Vice President of Sales, Mr. Tenpas was eligible for fiscal 2011 to receive a commission achievement of new contract sales and base revenue components, weighted approximately 70% and 30%, respectively.  For fiscal 2011, Mr. Tenpas received commissions totaling $32,566.

Long-Term Incentive Compensation.  The Company’s executive officers were awarded long-term incentive compensation under the long-term component of Company’s Management Incentive Bonus Plan until the Plan was terminated at the end of fiscal 2008.  These awards were based on a target award equal to the executive’s actual annual incentive earned, adjusted based on the Company’s performance over three consecutive one-year performance periods.  The amount of the payout was adjusted on a sliding scale based on the extent to which the Company’s revenue plan is achieved for each of the three years, ranging from a floor of 75% of the target award if the Company’s revenue plan is not met to a cap of 200% of the target award if revenue equals or exceeds 150% of plan.  One-half of the floor amount (75% of the target award) is paid in Company Common Stock, valued at the time of payment, and the remainder of the award is paid in cash.  The award was to be paid in three annual payments following each of the three years in the performance period, provided the participant is employed by the Company at such time.

Mr. Olivier was paid at the 75% floor for his fiscal 2007 and fiscal 2008 long-term incentive compensation during fiscal 2011 with 6,508 shares of the Company’s common stock valued at $3,710 and $3,710.  One-third of Mr. Olivier’s fiscal 2008 long –term incentive compensation is accrued at the 75% floor, or $6,883, which is expected to be paid during fiscal 2012, one-half in common stock and one-half in cash.

Equity Performance Bonus Plan. In October 2011, the Compensation Committee adopted a new equity performance bonus plan pursuant to which participants will be eligible to receive an award of restricted shares of Company Common Stock based on the per share market price of the Common Stock on a pre-determined date.

While the Compensation Committee intends to designate other executive officers as participants in the equity performance bonus plan for future fiscal years, Mr. Olivier is the only participant fiscal 2012.  Under the plan for fiscal 2012, Mr. Olivier will receive an award of restricted stock with a grant date fair value of $150,000 if the closing price per share of Company Common Stock on July 31, 2012 is at least $3.00.  To the extent the closing price per share on July 31, 2012 is less than $3.00, the Compensation Committee may, in its discretion, determine to grant Mr. Olivier a number of shares of restricted stock based on the Compensation Committee’s subjective assessment of the Company’s performance against key financial targets, investor relations program activity, peer group comparisons and other subjective factors as the Compensation Committee may deem appropriate in its discretion.  Any such subjective grant determination by the Compensation Committee will be subject to approval by the Company’s Board of Directors.  Any shares of restricted stock granted under the plan will be subject to a four-year vesting period, at a rate of 25% per year in each of the four years.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying			Option	Option
	Unexercised Options			Exercise	Expiration
Name	(#) Exercisable	(#) Unexercisable		Price	Date

Roy W. Olivier	50,000			$2.10	9/15/2016
	300,000			$1.53	5/1/2018

Darin R. Janecek	5,000			$0.80	7/6/2019
	12,500	12,500	(1)	$0.86	12/7/2019
	12,500	37,500	(2)	$0.63	12/10/2020

Michael T. Tenpas	n/a	n/a

(1)	50% of unexercisable options will vest on each of July 31, 2012 and 2013.

(2)	33% of unexercisable options will vest on each of July 31, 2012, 2013 and 2014.

Agreements with Named Executive Officers

Mr. Olivier. In connection with his appointment as the Company’s President and Chief Executive Officer, on May 1, 2008, the Company entered into an employment agreement with Mr. Olivier.  The term of the Mr. Olivier’s agreement is three years, subject to earlier termination in accordance with the terms of the agreement.  Following the three-year term, the agreement will automatically be renewed for successive one-year periods unless terminated by Mr. Olivier or the Company’s Board of Directors at least 30 days prior to the third year of the employment term or prior to the commencement of each renewal term.

Mr. Olivier’s agreement provides that Mr. Olivier will receive an annual salary of at least $250,000, subject to annual review and adjustment by the Compensation Committee of the Company’s Board.  Mr. Olivier is to be eligible to participate in the Company’s Management Incentive Bonus Plan; is eligible to participate in stock option plans and grants, if any, that are offered to senior executive/officer employees of the Company; and is entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.  Also pursuant to the agreement, Mr. Olivier was granted an option to purchase 300,000 shares of the Company’s common stock pursuant to the terms of an award agreement between Mr. Olivier and the Company.  The agreement also provided for the reimbursement of Mr. Olivier for up to $30,000 of his actual out-of-pocket moving expenses incurred in accordance with its terms.  Mr. Olivier sold his residence at a loss in fiscal 2010 for which the Company reimbursed him $77,821.  This additional amount was approved by the Compensation Committee.

In the event that Mr. Olivier is terminated without “cause,” by death or “disability” or for “good reason” (as defined in the agreement), the agreement provides that Mr. Olivier will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event Mr. Olivier is terminated without “cause” or for “good reason,” he will have the right to receive (1) his base salary, at the rate in effect at the time of termination, for one year following the date of termination; (2) a bonus for the remainder of the term of the agreement, calculated in accordance with the agreement; and (3) acceleration of all of his outstanding unvested options as of the date of the termination.  If Mr. Olivier is terminated for “cause” or if he resigns from employment with the Company, or if the agreement is not renewed by Mr. Olivier, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  If Mr. Olivier retires in accordance with any retirement plan or policy for senior executives adopted by the Company, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination, and any additional benefits provided under the retirement plan or policy.

Mr. Janecek.  In connection with his appointment as the Company’s Chief Financial Officer, on December 10, 2010, the Company entered into an employment agreement with Mr. Janecek.  The term of Mr. Janecek’s employment under the agreement is for an indefinite period and the agreement may be terminated by either party at any time and for any reason or for no reason upon written notice to the other party.

The employment agreement provides that Mr. Janecek will receive an annual salary of $200,000, subject to annual review and adjustment by the Compensation Committee.  Mr. Janecek is eligible to participate in the Company’s Management Incentive Bonus Plan; and is entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.  Also pursuant to his employment agreement, Mr. Janecek was, upon the approval of the Compensation Committee, granted an option to purchase 50,000 shares of the Company’s common stock pursuant to the terms of an award agreement between Mr. Janecek and the Company.

In the event that Mr. Janecek is terminated without “cause” (as defined in the agreement) or in connection with Mr. Janecek’s death or disability, or if Mr. Janecek resigns his employment with the Company for “good reason” (as defined in the agreement), the agreement provides that Mr. Janecek will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event of a termination without cause or for good reason, Mr. Janecek will be entitled (contingent upon his execution of a severance agreement) to receive his base salary as then in effect for nine months following the effective date of the termination and a pro rated bonus payment.  If Mr. Janecek is terminated for “cause” or if he resigns his employment with the Company without good reason, he will have the right to receive any unpaid base salary with respect to the period prior to the date of termination and any earned but unpaid bonus due to him as of the effective date of termination.

Change of Control Agreements.  The Company has entered into Change of Control Agreements (“Change of Control Agreements”) with each of its executive officers.  The Change of Control Agreements are intended to reduce the incentive for officers not to support a transaction that is beneficial to shareholders for fear that their employment would be terminated, to retain the services of these officers and to provide for continuity of management in the event of any “Change of Control,” as defined below.  These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a “Change of Control,” as defined below, the officer’s employment is terminated without cause or by the executive for good reason.  For this purpose, “good reason” is defined to include: (i) a material diminution of or interference with the officer’s duties and responsibilities; (ii) a change in the principal workplace of the officer to a location outside of a 50-mile radius from Milwaukee, Wisconsin; (iii) a reduction or adverse change in the salary, bonus, perquisites, benefits, contingent benefits or vacation time previously provided to the officer; or (iv) an unreasonable increase in the workload of the officer.  In addition, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements.  In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

For purposes of the Change of Control Agreements, a “Change of Control” means any of the following events: the acquisition (other than from the Company) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	All Other Compensation	Total

Gordon J. Bridge	$26,500	$3,062	$-	$29,562

Brian E. Dearing	$2,958	$3,933	$-	$6,891

Ted C. Feierstein	$10,000	$3,062	$-	$13,062

William C. Mortimore	$26,000	$3,062	$-	$29,062

P. Lee Poseidon	$26,500	$3,062	$-	$29,562
____________________

(1)
The values set forth in this column represent the fair market value of the fiscal 2011 option grants in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures for service-based vesting conditions.  The assumptions used to determine these values are described in “Stock-based Compensation Plans”, Note 10 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011.

(2)
Total stock options held as of July 31, 2011 by non-employee directors of the Company during fiscal 2011 were as follows:  Mr. Bridge— 134,785; Mr. Dearing— 127,833; Mr. Feierstein—96,933; Mr. Mortimore— 84,375; Mr. Poseidon— 28,000.

For fiscal 2011 service, each non-employee director received an annual cash retainer of $18,000 and an option to purchase 6,000 shares of Company Common Stock, which were granted on January 19, 2011 and Mr. Dearing (an employee of the Company until May 27, 2011 and Chairman of the Board of Directors) received 7,000 shares of Company Common Stock, which was granted on May 27, 2011 (50% of which vested on July 31, 2011 and the remaining 50% of which will vest on July 31, 2012).  The options have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant.  Audit Committee members receive an additional $6,000 per year ($8,000 for the chairman) and Compensation Committee members and non-employee members of the Nominating Committee receive an additional $2,500 per year.

Under a policy adopted by the Compensation Committee and the Board of Directors in May 2011, the Chairman of the Board (currently Mr. Dearing) will be compensated for his or her service as such at the rate of (a) one and one-half times that of the other non-employee directors for the cash portion of his or her regular Board service, (b) two times that of the other directors for the equity portion of his or her regular Board service, and (c) one times that of the other directors for service, including in an ex officio capacity, on any committee of the Board of Directors

CERTAIN TRANSACTIONS

Briggs & Stratton Corporation (“Briggs”) is one of the Company’s customers and beneficially owns more than 5% of the Company’s common stock.  Briggs has entered into customer contracts with the Company in the ordinary course of business.  Generally, the contracts are one to three years and renew annually unless either party elects otherwise. The Company invoiced Briggs approximately $370,000 for products and services provided during fiscal 2011.  In addition, during fiscal 2011, Briggs provided graphic design and printing services to the Company for which the Company was charged approximately $33,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 2011 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by or on behalf of reporting persons during fiscal 2011, except that, due to an administrative error, a late Form 4 was filed for Mr. Poseidon in June 2011 relating to several fiscal 2011 share purchases, and a late Form 4 was filed for Mr. Dearing in July 2011 relating to a grant of options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about shares of the Company’s Common Stock outstanding and available for issuance under the Company’s existing equity compensation plans:  the 2000 Employee Stock Purchase Plan, as amended, the 2000 Stock Option Plan and the 2010 Equity Incentive Plan.  The table details securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2011.  The table does not include stock option grants, exercises or cancellations since July 31, 2011 and, in accordance with SEC rules, excludes information concerning the Company’s 401(k) plan.  The Company has discontinued granting options under the 2000 Stock Option Plan, although options are outstanding under that plan.  At the 2010 annual meeting of shareholders, the Company amended the 2000 Employee Stock Purchase Plan to, among other things, extend the term of the plan beyond its original December 2010 expiration date.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Ourtstanding Options, Warrants and Rights	Wtd. Avg. Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [excluding securities reflected in column (a)]
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,290,583	$1.33	1,886,333
Equity compensation plans not approved by security holders (1)	12,998	n/a	n/a
Total	1,303,581		1,886,333
___________________________________________________________________________________

(1)
Represents estimated number of shares to be issued pursuant to outstanding long-term incentive plan awards described above, based on an assumed value of $0.66 per share (the October 19, 2011 closing stock price).

PROPOSAL TWO:  RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Wipfli LLP to serve as the Company’s independent accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2012.  The Board of Directors has recommended that shareholders ratify this appointment.  It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.  Wipfli LLP also served as the Company’s independent accountant for the fiscal year ended July 31, 2011.  A representative of Wipfli LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Auditor’s Fees

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2011	2010
Audit fees	$103,000	$144,171
Audit related fees	-	-
Tax fees	-	-
All other fees	-	17,750
Total fees	$103,000	$161,921

“All other” services rendered by our independent auditors in fiscal 2010 primarily consisted of services provided with respect to their review of our Sarbanes Oxley internal control implementation efforts.

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors, unless such pre-approval is waived in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has delegated the authority to grant pre-approval of auditing or allowable non-audit services to the chairman of the Audit Committee.  Each pre-approval decision pursuant to this delegation is to be presented to the full Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  A complete description of the Committee’s duties is set forth in its charter.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Oversight Board (United States).  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Committee held five meetings during fiscal 2011.

In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2011 for filing with the Securities and Exchange Commission.  The Committee has also approved the selection of the Company’s independent auditors for fiscal 2012.

Audit Committee of the Board of Directors of ARI Network Services, Inc.:

William C. Mortimore (Chairman)
Gordon J. Bridge
P. Lee Poseidon

OTHER MATTERS

Other Proposed Action

The Board of Directors of the Company knows of no other matters which may come before the meeting.  However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

Shareholder Proposals

All proposals of shareholders intended to be presented at the Company’s 2012 Annual Meeting must be received by the Company at its executive offices on or before September 21, 2012, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 5, 2012 to be considered for inclusion in the proxy statement for that meeting.

Costs of Solicitation

The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company.  In addition, directors, officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, e-mail, facsimile or personal solicitation.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 10850 WEST PARK PLACE, SUITE 1200, MILWAUKEE, WISCONSIN 53224.

BY ORDER OF THE BOARD OF DIRECTORS

Darin R. Janecek, Secretary
November 2, 2011

Appendix A:  ARI NETWORK SERVICES, INC. AUDIT COMMITTEE CHARTER

Effective as of August 1, 2011

I. Purpose and Authority

The Audit Committee (“Committee”) of ARI Network Services, Inc. (“ARI” or the “Company”) is established by and among the board of directors for the primary purpose of assisting the board in its oversight responsibilities with respect to:

(i) The integrity of the company’s financial statements and internal controls over financial reporting;

(ii) The Company’s compliance with legal and regulatory requirements;

(iii) The qualifications, independence, and performance of the Company’s independent public accountants;

(iv) The Company’s systems of disclosure controls and procedures, and compliance with ethical standards adopted by the Company; and

(v) Reporting the results of the Committee’s activities to the board and to the public.

The Committee should encourage continuous improvement of and adherence to the Company’s policies, procedures, and practices at all levels. The Committee should also provide for open communication among the board of directors, financial and senior management, and the independent public accountants.

The Committee has the authority to conduct investigations into any matters within its scope of responsibility and obtain advice and assistance from outside legal, accounting, or other advisors, as it deems necessary to perform its duties and responsibilities.

In carrying out its duties and responsibilities, the Committee shall have the authority to meet with and seek any information it requires from employees, officers, directors, or external parties.

The Company will provide appropriate funding, as determined by the Committee, for compensation to the independent auditors, to any advisors that the Committee chooses to engage, and for payment of ordinary administrative expenses of the Committee that are necessary for carrying out its responsibilities.

The Committee will primarily fulfill its responsibilities by carrying out the activities described in section III of this charter. Notwithstanding, it is specifically noted that it is not the responsibility of the Committee or any member of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management of the Company is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, and the independent public accountants are responsible for auditing the Company’s financial statements.

II. Committee Composition and Meetings

The Committee shall be composed of at least three members of the board of directors. Each Committee member will be both independent and financially literate, as defined by the requirements set forth in the rules of the Securities and Exchange Commission (“SEC”) and the Amex and Nasdaq stock markets. At least one member will qualify as an audit committee financial expert as defined by the SEC. In addition, no member of the Committee shall have participated in the preparation of the Company’s financial statements during any of the past three years.

The members of the Committee shall be elected by the Board to hold such office until their successors shall be duly elected and qualified. The Board designates an “audit committee financial expert” to act as Chairman of the Committee, as defined under the Securities and Exchange Commission regulations and NASDAQ listing standards.

The Committee shall hold four quarterly meetings, coinciding with the filing dates of the Company’s financial statements with the SEC. Additionally, the Committee will meet annually near the end of July specifically for annual audit planning purposes. The Committee may meet on a more frequent basis if it deems necessary. Special meetings of the Committee may be called at any time by any member thereof on not less than three days’ notice. The Committee shall report periodically to the Board of Directors regarding the Committee’s activities, findings and recommendations.

The Committee may conduct its business and affairs at any time or location it deems appropriate. Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee. All decisions of the Committee shall be determined by a majority vote of its members.

III. Responsibilities

The primary responsibilities of the Committee are described below. The table attached as Appendix A to the charter indicates the specific responsibilities to be addressed and actions to be taken at each of the Committee’s meetings.

Committee Administration and Reporting

1.	Review and assess the adequacy of this charter on an annual basis, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

2.	Confirm annually that all responsibilities ascribed in this charter have been carried out.

3.	Evaluate the Committee’s and individual members’ performance and qualifications on a regular basis.

4.	Regularly report to the board of directors about activities, issues, and recommendations related to the Committee.

5.	Review and approve the report that the SEC requires be included in the Company’s annual proxy statement.

Oversight of Independent Auditors

6.
Appoint (and recommend that the board submit for shareholder ratification), compensate, retain, and  oversee the work performed by the independent audit firm. The independent auditor will report directly to the Committee and the Committee will oversee resolution of disagreements between management and the independent auditor.

7.	Review the performance and independence of the independent audit firm at least annually.

a.
Obtain a written statement annually from the independent public accountants listing all relationships between the independent public accountants and the Company. Review and discuss any disclosed relationships or services that may affect the objectivity and independence of the independent public accountants and review the actions taken to ensure the independent public accountants’ independence.

b.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

c.
Obtain and review a report, at least annually, from the independent auditor describing: (i) the independent auditor’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review or peer review; and (iii) other information pertaining to the Committee’s ability to assess the performance and qualifications of the independent auditors.

d.
Approve hiring decisions by the Company involving any partner or employee of any independent audit firm that worked on the Company’s account during the preceding three years. No audit engagement team member that participated in the audit of the Company within one year prior to the proposed date of hire may be hired by the Company as a senior executive.

8.	Approve in writing any permitted non-audit services to be provided by the Company’s independent public accountants.

9.	Review the independent auditors’ annual audit planning materials and discuss any items of a critical nature to the audit prior to the beginning of fieldwork.

10.
Discuss with the independent auditors the matters required to be discussed in accordance with SAS 114 “The Auditor’s Communication with Those Charged with Governance” as may be modified or supplemented from time to time.

11.
Review with the independent auditors any matter of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of their work and management’s response to such disagreements, problems or difficulties.

Financial Statement Disclosure Matters

12.
Review with management and the independent public accountants the Company’s quarterly operating results to be included in the Company’s quarterly reports on Form 10-Q. The Chairman of the Committee may represent the entire Committee for purposes of this review.

13.
Review with management and the independent public accountants the Company’s audited financial statements to be included in the Company’s annual report on Form 10-K and, based on this review, make a recommendation to the board of directors whether to include these financial statements in the annual report on Form 10-K to be filed with the SEC.

14.	Discuss the Company’s earnings press releases, including the use of any “pro forma” or other non-GAAP information provided to the investing community.

15.	Review any recommendations of the independent auditors resulting from the audit and monitor management’s response in an effort to ensure that appropriate actions are taken.

16.
Review with management and the independent auditors: (i) the Company’s annual assessment of the effectiveness of its internal control over financial reporting; (ii) any comments the independent auditor may have about the Company’s assessment; and (iii) any material weaknesses or significant deficiencies in the Company’s internal control over financial reporting identified by management or the independent auditors.

17.
Review with management any significant internal control or financial reporting issues that arise throughout the year. At least annually, review with management the Company’s key internal controls and the effectiveness of those controls.

Corporate Oversight and Other Matters

18.
Review the procedures annually for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.
Review the quarterly report outlining the results and corrective actions of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or any other matters that may involve fraud.

20.	Review and approve any material transaction to which the Company is a party involving a conflict of interest with a director, executive officer or other affiliate of the Company.

21.
Discuss the Company’s major financial and other significant risk exposures or deficiencies, and the steps management has taken to monitor, control, and/or mitigate the exposures, including any formal risk  management policies and insurance coverage.

22.	Establish, review and update as needed a Code of Business Conduct and Ethics for certain principal officers (Code) and ensure that management has established a system to enforce the Code.

23.
Establish a formal whistleblower policy with the appropriate procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Review policy at least annually and amend as necessary.

Appendix B:  ARI NETWORK SERVICES, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I. PURPOSE

The purpose of the Nominating and Governance Committee of the Board of Directors of ARI is to provide assistance to the Board of Directors in the selection of candidates for election to the Board of Directors, including identifying, as necessary, new candidates who are qualified to serve as directors of the Company, recommending to the Board of Directors the candidates for election to the Board of Directors, monitoring and advising the Board on its committee structure and the composition of the Board’s committees, developing and recommending to the Board, and thereafter periodically reviewing, corporate governance principles applicable to the Company, and monitoring and advising the Board on corporate governance matters and practices.

II. COMMITTEE COMPOSITION.

The Committee will be composed of at least three members, with a majority of independent directors. Following adoption of such rules, a director will be considered “independent” if he or she meets the requirements for independence set forth in the rules of the Nasdaq Stock Market. Other than the CEO, if he or she is a member or ex officio member of the Committee, no Director may serve on the Committee during the 12 months prior to the Annual Meeting at which his or her term expires.

The members of the Committee will be appointed by the Board of Directors after taking into account the recommendations of the Committee. Other directors may be appointed to the Committee in an ex officio, non-voting capacity at the discretion of the Board of Directors. A member will serve until his or her successor is appointed, until his or her resignation from the Committee, until his or her position on the Committee is eliminated due to a reduction in the size of the Committee, until he or she is removed from the Committee, until his or her death, or until his or her service on the Board of Directors terminates. The chairperson of the Committee will be the member of the Committee appointed to serve in such capacity by the Board of Directors from time to time.

III. MEETINGS AND REPORTS.

The Committee will meet as frequently as the Committee deems necessary, but the Committee will meet at least annually. Meetings of the Committee may be called by or at the request of the Chairman of the Board of Directors, the chairperson of the Committee, or otherwise as provided in the by-laws of the Company. The Committee will report periodically to the Board of Directors regarding the Committee’s activities.

IV. SPECIFIC RESPONSIBILITIES AND AUTHORITY

The specific responsibilities of the Committee are as follows:

1.
Develop and recommend to the Board of Directors for adoption guidelines for selecting candidates for election to the Board of Directors, and periodically review such guidelines and recommend to the Board of Directors for adoption amendments to such guidelines that the Committee deems necessary or appropriate. A copy of such guidelines shall be attached hereto as Appendix A following adoption by the Board of Directors.

2.
Annually recommend to the Board of Directors the nominees to stand for election at the Annual Meeting of Shareholders of the Company and, as necessary or deemed appropriate, recommend nominees to fill vacancies on the Board of Directors. In the course of this annual recommendation process, review and evaluate those current directors whose terms are expiring at the Annual Meeting of Shareholders of the Company, and make a specific recommendation regarding whether to re-nominate each such current director.

3.	Identify, as necessary, new candidates who are qualified for Board membership in accordance with the guidelines adopted by the Board of Directors.

4.
Review the qualifications of all candidates proposed for Board membership, including any candidates nominated by shareholders in accordance with the Company’s by-laws, in light of the guidelines adopted by the Board of Directors.

5.	Coordinate the annual self-evaluation of the performance of the Board of Directors and each of its committees.

6.
Monitor the Board’s committee structure and the composition of the committees of the Board and, in consultation with the Chairman of the Board of Directors, recommend changes in such committee structure or the composition or leadership of each committee of the Board of Directors as deemed appropriate.

7.
Develop and recommend to the Board of Directors for adoption corporate governance guidelines, reevaluate such guidelines periodically and recommend to the Board of Directors for adoption any revisions that the Committee deems necessary or appropriate for the Board of Directors to discharge its responsibilities more effectively. In connection with this activity, review and assess the Company’s activities with regard to the relevant governance requirements of the Nasdaq Stock Exchange.

8.	Develop and periodically review succession plans for the directors and officers and periodically report to the Board of Directors on these matters.

9.
Review any proposed amendments (other than those reviewed by the Board of Directors or any other committee of the Board of Directors) to the Company’s Articles of Incorporation or By-Laws and recommend appropriate action to the Board of Directors.

10.	Review shareholder proposals duly and properly submitted to the Company and recommend appropriate action to the Board of Directors.

11.	Undertake such additional activities within the scope of the purpose of the Committee as the Committee or the Board of Directors may from time to time determine.

V. DELEGATION; USE OF ADVISORS.

The Committee may, if it deems appropriate from time to time, delegate authority with respect to any of its functions to a subcommittee of the Committee.

In the course of fulfilling its duties, the Committee has the sole authority to retain its own independent advisors in its discretion, including any search firm to be used to identify director candidates, and to approve the fees and other retention terms of any advisor and to terminate such advisor. Except for special emergency situations, expenses other than minor incidental expenses must be within the Company’s annual budget allocation for the Committee or approved in advance by the Company’s Chief Financial Officer.

VI. ANNUAL EVALUATION.

The Committee will evaluate its performance on an annual basis.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000116666_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Brian E. Dearing 02 Roy W. Olivier 03 P. Lee Poseidon ARI Network Services, Inc. 10850 W PARK PLACE SUITE 1200 MILWAUKEE, WI 53224-3635 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by ARI Network Services, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the fiscal year ending July 31, 2012; NOTE: In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2011 Annual Meeting and at any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0000116666_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com . ARI NETWORK SERVICES, INC. This proxy is solicited by the Board of Directors Annual Meeting of Shareholders December 20, 2011 The undersigned, a shareholder of ARI Network Services, Inc. (the "Company") hereby appoints Roy W. Olivier and Darin R. Janecek and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned on October 19, 2011, at the 2011 Annual Meeting of Shareholders of the Company to be held on December 20, 2011 at 9:00 a.m. and at any and all adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side